Exhibit 3.2: The Ryland Group, Inc. Articles of Restatement

THE RYLAND GROUP, INC.
ARTICLES OF RESTATEMENT

     The Ryland Group, Inc., a Maryland corporation (which is hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

     FIRST: The name of the Corporation is “The Ryland Group, Inc.” Pursuant to Section 2-608 of the Maryland General Corporation Law (the “MGCL”), the Corporation desires to restate its Amended and Restated Articles of Incorporation as currently in effect (the “Articles of Incorporation”). The Articles of Incorporation of the Corporation were originally filed with the SDAT on March 27, 1967 and were last amended by Articles of Amendment filed with the SDAT on April 21, 2005.

     SECOND: The Articles of Incorporation are not being amended by these Articles of Restatement (the “Articles of Restatement”).

     THIRD: At a meeting of the Board of Directors held on April 20, 2005 at which these Articles of Restatement were set forth, each member of the Board approved these Articles of Restatement.

     FOURTH: The Corporation’s current principal office is located at c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

     FIFTH: The Corporation’s resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

     SIXTH: The Articles of Incorporation as currently in effect are restated to read as follows:

     “FIRST: WE, THE UNDERSIGNED, Andre W. Brewster, Frank T. Gray and Richard G. McCauley, the post office address of all of whom is No. 900, First National Bank Building, Light and Redwood Streets, Baltimore, Maryland 21202, each being at least twenty-one years of age, do hereby associate ourselves as incorporators with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland.

     SECOND: The name of the Corporation (which is hereinafter called the “Corporation”) is:

THE RYLAND GROUP, INC.

     THIRD: The purposes for which the Corporation is organized are:

               (1) to engage in the business of the acquisition of real property and construction and financing of residential housing; and to purchase, own and hold the stock of other corporations and generally act as a holding company; and

               (2) to engage in any activity within the lawful business purposes for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force.

     FOURTH: The present address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

     FIFTH: The name and address of the resident agent of the Corporation are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland who resides there.

     SIXTH: (a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is 200,000,000 shares of capital stock, all of which shares are initially classified as “Common Stock” of the par value $1.00 per share. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the class and series designations of shares of stock or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock.

                   (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation.

              (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

              (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

              (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

                   (c) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of capital stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

     (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Article.

     (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

     (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

     (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

     (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

     (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

     (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Article, and, if so, the terms and conditions thereof.

   (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

          (d) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

     (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

     (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

     (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

       SEVENTH: The number of directors of the Corporation shall be eleven, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the current directors who shall act until their successors are duly chosen and qualified are as follows:

R. Chad Dreier	Daniel T. Bane

Leslie M. Frécon	Roland A. Hernandez

William L. Jews	Ned Mansour

Robert E. Mellor	Norman J. Metcalfe

Charlotte St. Martin	Paul J. Varello

John O. Wilson

     EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

          (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefore, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          (3) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

          (4) Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

          (5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

          (6) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes the terms of any of its outstanding stock shall be valid unless such amendment shall have been authorized by the holders of a majority of the shares of such stock at the time outstanding, by a vote at a meeting or in writing with or without a meeting.

          (7) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such ether terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (8) The Corporation shall indemnify its directors and officers, in all capacities in which such directors and officers serve the Corporation, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law. The Corporation shall indemnify other employees and agents, in all capacities in which such employees and agents serve the Corporation, to such extent as shall be authorized by the Board of Directors or the By-Laws and be permitted by law. The foregoing shall not limit in any manner the authority of the Corporation to indemnify directors, officers, employees or agents of the Corporation to the extent authorized by the Board of Directors or the stockholders and permitted by law. The Board of Directors may take such action as is necessary to carry out these provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing these provisions or such further indemnification arrangements as may be permitted by law. No amendment or repeal of this Article EIGHTH, paragraph 8 of the Corporation’s Charter shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

       TENTH: The duration of the Corporation shall be perpetual.”

       NINTH: The number of directors of the Corporation is eleven and the names of those currently in office are:

R. Chad Dreier	Daniel T. Bane

Leslie M. Frécon	Roland A. Hernandez

William L. Jews	Ned Mansour

Robert E. Mellor	Norman J. Metcalfe

Charlotte St. Martin	Paul J. Varello

John O. Wilson

     TENTH: The provisions set forth in the foregoing Articles are all of the provisions of the Amended and Restated Articles of Incorporation currently in effect.

     IN WITNESS WHEREOF, under penalties of perjury, I have signed these Articles, acknowledging the same to be my act, on April 20, 2005.

By:	/s/ R. Chad Dreier
	Name:	R. Chad Dreier
	Title:	Chairman of the Board, Chief Executive Officer and President

Witness:
By:	/s/ Timothy J. Geckle
	Name:	Timothy J. Geckle
	Title:	Senior Vice President and Secretary

Consent of Resident Agent

     THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

CSC – Lawyers Incorporating Service Company

By:	/s/ Gregory A. Pappas
Printed Name: Gregory A. Pappas